                                                                    EXHIBIT 2.2




                            STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN

                                   GWENUC, LLC

                                  AS PURCHASER,



                                       AND



                     BINGHAM FINANCIAL SERVICES CORPORATION



                             THE SOLE SHAREHOLDER OF

                                   MHFC, INC.,

                                    AS SELLER




                                 MARCH 17, 2000












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                                TABLE OF CONTENTS



                                                                                                               Page


ARTICLE I. PURCHASE AND SALE OF THE STOCK.........................................................................1
         1.1      PURCHASE AND SALE OF THE STOCK..................................................................1
         ---      ------------------------------
         1.2      PURCHASE PRICE FOR THE STOCK....................................................................1
         ---      ----------------------------
         1.3      PAYMENT OF PURCHASE PRICE.......................................................................1
         ---      -------------------------

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................1
         2.1      OWNERSHIP OF Shares.............................................................................1
         ---      -------------------
         2.2      POWER AND AUTHORITY.............................................................................2
         ---      -------------------
         2.3      CORPORATE EXISTENCE AND AUTHORITY...............................................................2
         ---      ---------------------------------
         2.4      CAPITALIZATION..................................................................................2
         ---      --------------
         2.5      SUBSIDIARIES....................................................................................2
         ---      ------------
         2.6      CONSENTS........................................................................................2
         ---      --------
         2.7      NON-CONTRAVENTION...............................................................................2
         ---      -----------------
         2.8      BROKERAGE OR FINDER'S FEE.......................................................................3
         ---      -------------------------
         2.9      LITIGATION AND CLAIMS...........................................................................3
         ---      ---------------------
         2.10     BALANCE SHEET...................................................................................3
         ---      -------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................3
         3.1      ORGANIZATION OF PURCHASER.......................................................................3
         ---      -------------------------
         3.2      POWER AND AUTHORITY.............................................................................3
         ---      -------------------
         3.3      NON-CONTRAVENTION...............................................................................3
         ---      -----------------
         3.4      BROKERAGE OR FINDER'S FEE.......................................................................3
         ---      -------------------------

ARTICLE IV. COVENANTS.............................................................................................3
         4.1      ACCESS..........................................................................................3
         ---      ------
         4.2      BEST EFFORTS....................................................................................4
         ---      ------------
         4.3      NO OTHER NEGOTIATIONS...........................................................................4
         ---      ---------------------
         4.4      RELEASE OF PERMITTED LIENS......................................................................4
         ---      --------------------------

ARTICLE V. CLOSING................................................................................................5
         5.1      CLOSING.........................................................................................5
         ---      -------
         5.2      SELLER'S DELIVERIES.............................................................................5
         ---      -------------------
         5.3      PURCHASER'S DELIVERIES..........................................................................5
         ---      ----------------------

ARTICLE VI. SURVIVAL..............................................................................................5
         6.1      SURVIVAL........................................................................................5
         ---      --------

ARTICLE VII. MISCELLANEOUS........................................................................................6
         7.1      GOVERNING LAW...................................................................................6
         ---      -------------
         7.2      PAYMENT OF EXPENSES.............................................................................6
         ---      -------------------
         7.3      ENTIRE AGREEMENT................................................................................6
         ---      ----------------
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



         7.4      BENEFIT.........................................................................................6
         ---      -------
         7.5      ASSIGNMENT......................................................................................6
         ---      ----------
         7.6      AMENDMENTS......................................................................................6
         ---      ----------
         7.7      WAIVER..........................................................................................6
         ---      ------
         7.8      VENUE...........................................................................................6
         ---      -----
         7.9      NOTICES.........................................................................................6
         ---      -------
         7.10     SEVERABILITY....................................................................................7
         ----     ------------
         7.11     CONSTRUCTION....................................................................................7
         ----     ------------
         7.12     HEADINGS........................................................................................7
         ----     --------
         7.13     COUNTERPARTS....................................................................................7
         ----     ------------
         7.14     NO THIRD PARTY BENEFICIARY RIGHTS...............................................................7
         ----     ---------------------------------


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made and entered into this ___ day of March, 2000, by and between BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Seller") and GWENUC, LLC, a Michigan limited liability company ("Purchaser").

                                    RECITALS:

     A. Seller is the owner of all of the issued and outstanding shares of equity securities (the "Stock") of MHFC, INC., a Michigan corporation (the "Company").

     B. The Company is engaged in the business of originating manufactured home finance loans and other services (the "Business").

     C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Stock on the terms and subject to the conditions set forth in this Agreement.


          NOW, THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

                   ARTICLE I. PURCHASE AND SALE OF THE STOCK

          1.1 PURCHASE AND SALE OF THE STOCK. Contemporaneous with the execution of this Agreement, Seller will transfer, sell and assign to Purchaser, and Purchaser will purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, all of the Stock, free and clear of all liens, other than the Permitted Liens (as hereinafter defined).

          1.2 PURCHASE PRICE FOR THE STOCK. The aggregate purchase price (the "Purchase Price") for the Stock is Four Hundred Thousand and 0/100 Dollars ($400,000). The Purchase Price shall be adjusted upward or downward, as the case may be, to equal the price set forth in the Fairness Opinion to be obtained by Seller with respect to this Agreement. The payment of any additional amount owed or to be refunded shall occur within ten business days of Seller and Purchaser's receipt of such Fairness Opinion. The Fairness Opinion shall be based on the balance sheet attached hereto as Exhibit 2.10.

          1.3 PAYMENT OF PURCHASE PRICE. Purchaser will pay the Purchase Price in cash.

            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser as follows:

          2.1 OWNERSHIP OF SHARES. Seller is the legal and beneficial owner of 100 shares of Stock, being all of the issued and outstanding shares of Stock, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire valid and marketable title to such shares of Stock, free and clear of all liens, other than the Permitted Liens.

          2.2 POWER AND AUTHORITY. Seller has all requisite power and authority to enter into this Agreement and all other instruments contemplated hereby, sell the Stock to Purchaser, and carry out and perform all of Seller's obligations under this Agreement and all instruments contemplated by this Agreement. This Agreement is, and all agreements contemplated by this Agreement, when executed and delivered in accordance with the terms of this Agreement, will be, valid and binding obligations of Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general principles of equity.

          2.3 CORPORATE EXISTENCE AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company has full corporate power and authority, and all franchises, licenses and permits necessary to own, lease and operate its properties and assets and to carry on the Business as presently conducted.

          2.4 CAPITALIZATION. The Company has 60,000 shares of common stock authorized and has no other authorized equity securities. All issued shares, and units of equity securities, of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued by the Company without violating any Requirements of Law. There are no preemptive or first refusal rights to purchase or otherwise acquire shares of the capital stock of the Company pursuant to the Governing Documents of the Company or by agreement or otherwise. There are no outstanding agreements, commitments, rights, options, warrants or claims of any nature whatsoever for the issuance, sale, purchase or redemption of any shares of capital stock, or units of equity securities, of the Company or any securities convertible into or exchangeable for such shares.

          2.5 SUBSIDIARIES. The Company has two Subsidiaries, IJK Insurance Agency, Inc., a Michigan corporation and MHFC of New Mexico, Inc., a Michigan corporation. The Company has no obligation or right to purchase any shares of stock, other securities or any other form of investment or interest in any person.

          2.6 CONSENTS. Other than the releases required pursuant to Section
4.4 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any lender, lessor, creditor, landlord or other person is required in connection with the execution, delivery, performance of or compliance with this Agreement and the transactions contemplated by this Agreement.

          2.7 NON-CONTRAVENTION. Other than as otherwise provided herein, neither the execution, delivery, performance of or compliance with this Agreement and all other agreements contemplated by this Agreement, nor the sale and delivery of the Stock, nor any other action contemplated by this Agreement or such other agreements, will (i) violate, conflict with, or constitute a default or breach under the governing documents of the Company; (ii) constitute a violation by Seller or the Company of any requirement of law (so long as the required consents and approvals noted in Section 2.6 are obtained); (iii) result, or with the passage of time will result, in any breach or violation of, or be in conflict with, or constitute a default under any document or instrument binding on or affecting Seller or the Company, so long as the required consents and approvals noted in Section 2.6 are obtained.

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          2.8 BROKERAGE OR FINDER'S FEE. Neither Seller nor the Company has
employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

          2.9 LITIGATION AND CLAIMS. Other than claims in the ordinary course of business, there is no litigation pending against the Company, including, without limitation, claims by shareholders, members, directors, officers, employees or creditors against the Company or against any of the assets or properties of the Company, or any claims which question the validity of this Agreement, the sale of the Stock or the consummation of any other action contemplated by this Agreement.

          2.10 BALANCE SHEET. The Balance Sheet of the Company shall be, in all material respects, in the form attached hereto as Exhibit 2.10, upon fulfillment and consummation of the terms of this Agreement, including but not limited to the terms of Section 4.4 hereof.

         ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller as follows:

          3.1 ORGANIZATION OF PURCHASER. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan.

          3.2 POWER AND AUTHORITY. Purchaser has all requisite power and authority to enter into this Agreement and all other instruments contemplated hereby, to purchase the Stock from Seller, and carry out and perform all of Purchaser's other obligations under this Agreement and all instruments contemplated hereby. This Agreement is, and all agreements contemplated by this Agreement, when executed and delivered in accordance with the terms of this Agreement, will be, valid and binding obligations of Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general principles of equity.

          3.3 NON-CONTRAVENTION. Neither the execution, delivery, performance of or compliance with this Agreement and all other agreements contemplated by this Agreement, nor the purchase of the Shares, nor any other action contemplated by this Agreement or such other agreements, will (i) violate, conflict with, or constitute a default or breach under the governing documents of the Purchaser; (ii) constitute a violation by Purchaser of any requirement of law; or (iii) result, or with the passage of time will result, in any breach or violation of, or be in conflict with, or constitute a default under any document or instrument binding on or affecting Purchaser.

          3.4 BROKERAGE OR FINDER'S FEE. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

                             ARTICLE IV. COVENANTS

          4.1 ACCESS. Seller has made available to Purchaser and Purchaser's representatives and agents (including, without limitation, Purchaser's accountants and legal counsel) access to the

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Company's accountants, attorneys, employees, and other representatives, records, books of account, assets, properties, operating data and all instruments, agreements, documents and contracts to which the Company is a party or by which it is bound, all of which Purchaser agrees will remain confidential and will not be disclosed to third parties or used by Purchaser for its own purposes if the transactions contemplated by this Agreement do not become effective; provided, however, that Purchaser may disclose such information (i) to Purchaser's attorneys, accountants and other advisors if such advisors agree not to disclose such confidential information to any third party, or (ii) if compelled to do so by a court order.

          4.2 BEST EFFORTS. Subject to the terms of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all action to satisfy its obligations under this Agreement to consummate the transactions contemplated in this Agreement, including obtaining any consents, authorizations and approvals from, and making all filings with, any governmental authority that are necessary or, in the judgment of Seller and Purchaser, desirable in connection with the consummation of such transactions.

          4.3 NO OTHER NEGOTIATIONS. So long as this Agreement is in effect, Seller will not offer the Shares, or the Business or assets of the Company, for sale to, or carry on negotiations with respect to such sale with, any person other than Purchaser.

          4.4 RELEASE OF PERMITTED LIENS. The assets of the Company are currently encumbered or subject to sale and repurchase arrangements between Lehman Commercial Paper, Inc. and the Company, and between the Company and Seller (collectively, the "Permitted Liens"). Contemporaneous herewith, Seller shall cause the Company and the Company's assets to be released from the obligations associated with the Permitted Liens (the "Permitted Lien Obligations") and from the Permitted Liens. In conjunction with such release, Purchaser agrees that it shall cause the Company, at Seller's written direction:
(i) to execute one or more promissory notes (collectively the "Replacement Note") in an aggregate amount not to exceed $2,700,000 together with appropriate collateral documents on terms similar to the documents evidencing the Permitted Liens and the Permitted Lien Obligations, in favor of a replacement lender or lenders (collectively, the "Replacement Lender"); and (ii) execute any and all other documents which may be required by the Replacement Lender or by Seller to cause the Balance Sheet of the Company to be, in all material respects, in the form of Exhibit 2.10.

          4.5 COVENANTS REGARDING LOAN. If the Replacement Lender is Dynex Financial, Inc. ("Dynex) or any affiliate of Dynex, the Replacement Note shall mature one year from the date hereof, the Company shall agree not to grant a lien on any of its assets (except for purchase money security interests and capital leases) or make any distribution in excess of $40,000 per year to its members while any amounts are owing under the Replacement Note, and the Company shall use its best efforts to sell its Loans on a commercially reasonable basis as soon as practicable and apply to the proceeds from any such sale to the payment of the Replacement Note.

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                               ARTICLE V. CLOSING

          5.1 CLOSING. The Closing will be held at the offices of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan, contemporaneous with the execution of this Agreement (the "Closing Date").

          5.2 SELLER'S DELIVERIES. On the Closing Date, Seller will execute and deliver, or cause to be executed and delivered to Purchaser the following (the "Seller's Deliveries"):

               5.2.1 Assignment Separate from Certificate for the Stock in form acceptable to Purchaser.

               5.2.2    All stock certificates representing the Shares.

               5.2.3    The Company's Minute Book.

               5.2.4 Such other documents and instruments as are contemplated in this Agreement or Purchaser or Purchaser's counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to effect the purpose or intent of this Agreement.

          5.3 PURCHASER'S DELIVERIES. On the Closing Date, Purchaser will execute and deliver, or cause to be executed and delivered, to Seller (the "Purchaser's Deliveries"):

               5.3.1    The Purchase Price.

               5.3.2 Such other documents as may be reasonably requested by Seller.

                              ARTICLE VI. SURVIVAL

          6.1 SURVIVAL. The representations and warranties contained in this Agreement will survive for two (2) years following the Closing.

                           ARTICLE VII. MISCELLANEOUS

          7.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

          7.2 PAYMENT OF EXPENSES. Except as otherwise expressly provided in this Agreement, each party will pay all fees and expenses, including legal and accounting fees, incurred by it in connection with the transactions contemplated by this Agreement.

          7.3 ENTIRE AGREEMENT. This Agreement and all other documents and instruments delivered pursuant to this Agreement constitute the full and entire understanding and agreement between the parties with respect to the transactions herein contemplated and supersede all prior understandings, agreements or letters of intent relating thereto.

          7.4 BENEFIT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

          7.5 ASSIGNMENT. Purchaser may assign this Agreement and all of its rights hereunder to any person, in which event the assigned portion of Purchaser's rights will inure to the benefit of such assignee, and the obligations, warranties and representations of Purchaser will be deemed to be the joint and several obligations, warranties and representations of Purchaser and Purchaser's assignee.

          7.6 AMENDMENTS. Any modification or amendment to this Agreement will be effective only if in writing and executed by the parties to this Agreement.

          7.7 WAIVER. Waiver by any party of any breach of any provision hereof will not operate or be construed as a waiver of any subsequent or similar breach.

          7.8 VENUE. The parties agree that all actions or proceedings arising in connection with this Agreement and all documents delivered pursuant to it, shall be tried and litigated only in the courts of the State of Michigan and of the United States for the Eastern District of Michigan. Each of the parties irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the parties irrevocably consents to the service of process out of any such courts in any such action or proceedings by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein, such service to become effective ten (10) days after such mailing. Nothing in this Agreement shall affect the right of any party hereto to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party to this Agreement or their respective properties in any other jurisdiction. Each of the parties irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with the provisions of this paragraph.

          7.9 NOTICES. Any and all notices, requests, demands and other communications permitted under or required pursuant to this Agreement shall be in writing and shall be deemed given if personally delivered, if mailed, postage prepaid, certified or registered mail, return receipt requested, or if provided by facsimile or other electronic means with a copy mailed, to the parties at the addresses set forth below, or at such other addresses as they may indicate by written notice given as provided in this
Section:

         If to Seller:

         Bingham Financial Services Corporation
         260 E. Brown St.
         Suite 200
         Birmingham, MI 48009
         Attn:  Ronald A. Klein
         Facsimile:  (248) 644-5760

         If to Purchaser:

         Gwenuc, LLC
         31700 Middlebelt
         Suite 145
         Farmington Hills, MI  48334
         Attn:  Gary A. Shiffman
         Facsimile:  (248) 932-3072

          7.10 SEVERABILITY. In case any provision of this Agreement or any agreement or instrument executed in connection herewith will be invalid, illegal or unenforceable, such provision will be enforced to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof and thereof will not in any way be affected or impaired thereby.

          7.11 CONSTRUCTION. Seller and Purchaser acknowledge and agree that each of them has equally participated in the final wording of this Agreement and this Agreement will be construed equally against each party.

          7.12 HEADINGS. The headings of the articles and sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

          7.14 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and will not benefit any Persons other than Seller and Purchaser and will not create any third party beneficiary rights in any Person.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



SELLER:                                     PURCHASER:

BINGHAM FINANCIAL SERVICES                  GWENUC, LLC
  CORPORATION,                              a Michigan limited liability company
a Michigan Corporation


By:      /s/ Ronald A. Klein                By:      Gary A. Shiffman
   --------------------------------            --------------------------------
Its:     CEO                                Its:     Member
   --------------------------------             -------------------------------











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